Exhibit 3
CLASS B COMMON STOCK FCXB 36686 Freeport-McMoRan Copper & Gold Inc. Specimen CUSIP 35671D 857 TrIEOWNERQF mellon investor services llc transfer agent Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE DESIGNATIONS PREFERENCES AND RELATIVE. PARTICIPATING. OPTIONAL OP OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OH RESTRlCTIONS OF SUCH PREFERENCES AND/OR RIGHTS, SUCH REQUEST MUST BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM—as tenants in common UNIF GIFT MIN ACT— Custodian
TEN ENT —as tenants by the entireties (Cust) (Minor)
JT TEN —as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State)
Additional abbreviations may also be used though not in the above list.
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
1 1
· *
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF A
NOTICE. THE SIGNATURE T0 THIS assignment most correspond with the name as written upon the face of
THE CERTIFICATE IN EVERY PARTICIPATE WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
—— THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS. STOCKBROKERS. SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15.
This certificate also evidences certain Rights as set forth in a Rights Agreement between Freeport-McMoRan Copper & Gold Inc. and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services. L.L.C.) dated as of May 3, 2000 and as amended from time to lime (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promplly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by mis certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.